Exhibit 10.1

AGENCY AGREEMENT

July 13, 2009

IntelGenx Technologies Corp.
6425 Abrams
Ville St-Laurent, Quebec
H4S 1X9

Attention:

Horst G. Zerbe, President and Chief Executive Officer

Dear Sirs:

The undersigned, Paradigm Capital Inc., Bolder Investment Partners, Ltd. and Union Securities Ltd. (collectively, the “Agents”), understand that IntelGenx Technologies Corp. (the “Company”) proposes to issue and sell, subject to requisite regulatory approval, up to 15,000,000 special warrants (individually a “Special Warrant” and, collectively, the “Special Warrants”) having the terms described herein, at a price of C$0.40 per Special Warrant (the “Issue Price”) for aggregate gross proceeds to the Company of up to C$6,000,000. The offering of Special Warrants is hereinafter referred to as the “Offering”. Each Special Warrant shall entitle the holder thereof to acquire for no additional consideration or further action on the part of the holder, and subject to adjustment in certain circumstances as set out in the Special Warrant Certificate (as hereinafter defined), one unit of the Company (a “Unit”) on the Automatic Exercise Date (as hereinafter defined), provided that in the event that the Clearance Date (as hereinafter defined) does not occur on or before the Clearance Deadline (as hereinafter defined), each Special Warrant shall entitle the holder thereof to acquire for no additional consideration or further action on the part of the holder, 1.1 Units (in lieu of 1 Unit).  Each Unit shall comprise one share of common stock, par value US$0.00001 of the Company (a “Unit Share”) and one share purchase warrant (each whole share purchase warrant being a “Warrant”). Each Warrant will entitle the holder thereof to purchase one share of common stock, par value US$0.00001, of the Company (a “Warrant Share”) for a period of thirty-six (36) months following the date hereof at a price of US$0.80.

Upon and subject to the terms and conditions set forth herein, the Agents hereby agree to act, and upon acceptance hereof the Company hereby appoints the Agents, as the Company's exclusive agents to offer for sale the Special Warrants on a “best efforts” agency basis, without underwriter liability, at the Issue Price, and the Agents agree to arrange for Purchasers in the Selling Jurisdictions (as hereinafter defined).

The Purchasers (as hereinafter defined), Agents and other holders (including subsequent transferees) of the Special Warrants and any holders of Registrable Securities (as hereinafter defined) will be entitled to the benefits of the registration rights agreement, to be dated as of the Closing Dates (the “Registration Rights Agreement”), among the Company and the Agents, in such form as agreed upon by the Company and the Agents and their respective counsel.

In consideration of the services to be rendered by the Agents in connection with the Offering, the Company shall pay to the Agents the Agent’s Commission (as hereinafter defined) and in addition, issue to the Agents the Broker Shares and the Compensation Options as set out in section 16 hereto.

DEFINITIONS

In this Agreement, in addition to the terms defined above, the following terms shall have the following meanings:

 “Act” means the Securities Act (Ontario);

“Affiliates” means the affiliates of the Agents, as such term is defined in the Act;

“Agent’s Commission” shall have the meaning ascribed to such term in section 16 hereto;

“Agents” shall have the meaning ascribed to such term on the face page of the Agreement;

“Agreement” means the agreement resulting from the acceptance by the Company of the offer made by the Agents hereby;

“AMF” means Autorité des Marchés Financiers;

“Automatic Exercise Date” means 4:59 p.m. (Toronto time) on the date that is the earlier of (a) the Clearance Date, and (b) the Expiry Time;

“Broker Shares” means that number of Common Shares issuable to the Agents hereunder, equal to 4% of the aggregate number of Special Warrants issued under the Offering;

“Business Day” means a day which is not a Saturday, Sunday or statutory or civic holiday in the City of Toronto, Ontario or in the City of Montreal, Quebec or a statutory holiday in the United States;

“Canadian Accredited Investor” means an investor who is an “accredited investor” as defined in s.1.1 of National Instrument 45-106 – Prospectus and Registration Exemptions;

“Clearance Date” means the date which is five Business Days following the later of (i) the date the Company receives a Receipt for the Prospectus from the last of the Commissions, and (ii) the date the Registration Statement is declared effective by the SEC;

“Clearance Deadline” means the date which is 120 days following July 13, 2009;

“Closing” means the one or more closings on the Closing Dates of the purchase and sale in respect of the Special Warrants as contemplated by this Agreement and the Subscription Agreements;

“Closing Dates” means July 13, 2009 and such other dates (from time to time) as agreed to by the Company and the Agents as may be necessary to complete the Offering;

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Dates or such other time on the Closing Dates as the Company and the Agents may agree;

“Commissions” means, collectively, the provincial securities commission or other regulatory authority in each of the Qualifying Provinces;

“Common Shares” means the shares of common stock with a par value of US$0.00001 in the capital of the Company;

“Company” means IntelGenx Technologies Corp. which, for the purposes of this Agreement, shall be deemed as having commenced its existence on the Reverse Merger Date, and includes any successor corporation to or of the Company;

“Company's Auditors” means RSM Richter LLP, or such other firm of chartered accountants as the Company may have appointed or may from time to time appoint as auditors of the Company;

“Compensation Option” shall have the meaning ascribed to such term in section 16 hereto;

“Compensation Option Certificate” means the certificate evidencing the Compensation Option and containing the terms thereof;

“Compensation Option Shares” means the Common Shares issuable upon exercise of the Compensation Options;

“Debt Instrument” means any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability;

“Disclosure Documents” means collectively, all documents filed by the Company on SEDAR since December 31, 2006 and the following filings with the SEC and all exhibits thereto: the Corporation's current report on Form 8-K filed on May 23, 2007, the Corporation’s annual report on Form 10-K for the year ended December 31, 2008, and all subsequent documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14(a) or 15(d) of the Exchange Act prior to the Closing Dates, including the quarterly reports filed on Form 10-Q for the quarter ended March 31, 2009, the current reports filed on Form 8-K since January 1, 2008 and the proxy statement dated August 11, 2008;

“EDGAR” means Electronic Data Gathering, Analysis and Retrieval;

“Environmental Laws” has the meaning ascribed in section 8(a)(xxxii);

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Expiry Time” means 5:00 p.m. (Toronto time) on November 14, 2009;

“Financial Statements” has the meaning ascribed in section 8(a)(vi);

“including” means including without limitation;

“Intellectual Property” means, collectively, all intellectual property rights which pertain to the business of the Company or the Material Subsidiaries of whatsoever nature, kind or description including:

(a)

all trade-marks, service marks, trade-mark and service mark registrations, trade mark and service mark applications, rights under registered user agreements, trade names and other trade-mark and service mark rights;

(b)

all copyrights and applications therefor, including all computer software and rights related thereto;

(c)

all patent rights;

(d)

all trade secrets and proprietary and confidential information;

(e)

all industrial designs and registrations thereof and applications therefor;

(f)

all renewals, modifications, developments and extensions of any of the items listed in clauses (a) through (e) above; and

(g)

all patterns, plans, designs, research date, other proprietary know-how, processes, drawings, technology, inventions, formulae, specifications, performance data, quality control information, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures, and all licenses, agreements and other contracts and commitments relating to any of the foregoing;

“International Jurisdiction” means any jurisdiction other than and outside of Canada and the United States;

“Investment Company Act” means the United States Investment Company Act of 1940, as amended;

“Issue Price” shall have the meaning ascribed to such term on the face page of the Agreement;

“Leased Premises” means all premises which are material to the Company and which the Company or a Material Subsidiary occupies as tenant;

“Material Agreement” means any material note, indenture, mortgage or other form of indebtedness and any contract, commitment, agreement (written or oral), instrument, lease or other document, including licence agreements and agreements relating to intellectual property, to which the Company is a party and which is material to the Company;

“Material Subsidiaries” shall have the meaning ascribed thereto in section 8(a)(ii);

“misrepresentation”, “material fact”, “material change”, “subsidiary”, “affiliate”, “associate”, and “distribution” have the respective meanings ascribed thereto in the Act or the U.S. Securities Act, as applicable;

“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions, of the Canadian Securities Administrators.

“Offering” shall have the meaning ascribed to such term on the face page of the Agreement;

“Paradigm” means Paradigm Capital Inc.;

“person” means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning;

“Personnel” has the meaning ascribed in section 14 hereto;

“Preliminary Prospectus” means the preliminary short-form prospectus (or long-form prospectus, if applicable) of the Company (including any document incorporated by reference therein) qualifying the distribution in the Qualifying Provinces of the Unit Shares and Warrants issuable upon exercise of the Special Warrants;

“Prospectus” means the final short-form prospectus (or long-form prospectus, if applicable) qualifying the distribution in the Qualifying Provinces of the Unit Shares and Warrants issuable upon exercise of the Special Warrants;

“Purchasers” means the persons who, as purchasers, acquire Special Warrants by duly completing, executing and delivering Subscription Agreements and any other required documentation and permitted assignees or transferees of such persons from time to time;

“Qualifying Provinces” means the provinces of Canada in which Purchasers are resident and Quebec;

“Receipt” means a decision document issued by the AMF in its capacity as principal regulator in accordance with Multilateral Instrument 11-202 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions evidencing that a receipt has been issued or deemed to be issued by each of the Commissions;

“Registration Rights Agreement” shall have the meaning ascribed to such term on the face page of the Agreement;

“Registration Statement” means an S-1 registration statement of the Company to be filed with the SEC in order, to register, or register the resale of, the Registrable Securities, as applicable, as such Registration Statement is amended from time to time;

“Registrable Securities” means the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options, the Compensation Option Shares and the Broker Shares;

“Regulation D” means Regulation D under the U.S. Securities Act;

“Regulation S” means Regulation S under the U.S. Securities Act;

“Reverse Merger Date” means April 28, 2006, being the effective date of the reverse merger transaction pursuant to a share exchange agreement among Big Flash Corporation, 6544631 Canada Inc. and IntelGenx Corp.;

“Rule 144” means Rule 144 under the U.S. Securities Act;

“Rule 144A” means Rule 144A under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Laws” means, as applicable, the securities legislation and securities laws of the AMF and each Selling Jurisdiction and International Jurisdiction, and the regulations and rules made thereunder and all published policy statements, blanket orders, notices, directions and ruling issued or adopted by the Securities Regulators, collectively, and the rules of the TSXV;

“Securities Regulators” means, as applicable, the AMF and the securities commissions or other securities regulatory authorities of the Selling Jurisdictions and International Jurisdictions, including the SEC, or, as the context may require, any one or more of the Selling Jurisdictions, the International Jurisdictions and the SEC;

“SEDAR” means System for Electronic Data Analysis and Retrieval;

“Selling Jurisdictions” means the provinces of British Columbia, Alberta, Ontario and Manitoba and such other Canadian provinces (except Quebec) and International Jurisdictions as agreed upon by the Company and the Agents where Purchasers are resident;

“Special Warrant Certificates” means the certificates evidencing the Special Warrants and containing the terms thereof;

“Special Warrants” means the non-transferable special warrants of the Company offered by the Company pursuant to this agreement and having the terms provided for in the Special Warrant Certificates;

“Subscription Agreements” means the subscription agreements in the form agreed upon by the Agents and the Company pursuant to which Purchasers agree to subscribe for and purchase the Special Warrants herein contemplated and shall include, for greater certainty, all schedules thereto;

“Supplementary Material” means any documents supplemental to the Preliminary Prospectus or Prospectus or any amending or supplementary prospectus or other supplemental documents or any similar document required to be filed under applicable Securities Laws;

“Taxes” shall have the meaning ascribed thereto in section 8(a)(ix);

“Transaction Documents” means, collectively, this Agreement, the Subscription Agreements, the Registration Rights Agreement, the Special Warrant Certificates, the Warrant Certificates and the Compensation Option Certificates;

“Transfer Agent” means StockTrans, Inc., 44 West Lancaster Ave, Ardmore, PA 19003, Tel:610-649-7300;

“TSXV” means the TSX Venture Exchange;

“Unit Shares” shall have the meaning ascribed to such term on the face page of this Agreement;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Offering” shall have the meaning set forth in Section 6(a)(xix);

“U.S. Person” means a U.S. person as that term is defined in Regulation S under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrant Certificates” means the certificates evidencing the Warrants and containing the term thereof;

“Warrant Shares” shall have the meaning ascribed to such term on the face page of the Agreement; and

“Warrants” shall have the meaning ascribed to such term on the face page of the Agreement;

“C$” as used herein means dollars of Canada; and

“US$” as used herein means dollars of the United States.

TERMS AND CONDITIONS

1.

(a)

Sale on Exempt Basis.   The Agents will offer for sale and sell the Special Warrants in the Selling Jurisdictions to persons who are not U.S. Persons on a “private placement” basis in those jurisdictions where they may lawfully be offered for sale or sold and only at the Issue Price. The Agents will offer the Special Warrants to persons who it reasonably believes, after customary inquiry, are Canadian Accredited Investors, or are purchasing under the $150,000 minimum amount exemption in NI 45-106, in transactions which comply with the exemptions from prospectus requirements, or to those investors in the International Jurisdictions which do not require the filing of a prospectus or offering memorandum with respect to those Special Warrants under the laws of the applicable International Jurisdiction.

(b)

Filings. The Company undertakes to file or cause to be filed all forms or undertakings required to be filed by the Company in the Selling Jurisdictions and International Jurisdictions in connection with the purchase and sale of the Special Warrants so that the distribution of the Special Warrants may lawfully occur without the necessity of filing a prospectus, a registration statement (other than the Registration Statement) or an offering memorandum in Canada or the International Jurisdictions (but on terms that will permit the Special Warrants acquired by the Purchasers in the Selling Jurisdictions and International Jurisdictions to be sold by such Purchasers at any time in the Selling Jurisdictions and International Jurisdictions subject to the terms of this Agreement and applicable Securities Laws, including, but not limited to, compliance with applicable hold periods), and the Agents undertake to cause Purchasers of Special Warrants to complete any forms required by the Securities Laws. All fees payable in connection with such filings shall be at the expense of the Company.

(c)

No Offering Memorandum.   Neither the Company nor the Agents shall (i) provide to prospective purchasers of the Special Warrants any document or other material that would constitute an offering memorandum or future oriented financial information within the meaning of Securities Laws; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Special Warrants, including but not limited to, causing the sale of the Special Warrants to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Special Warrants whose attendees have been invited by general solicitation or advertising.

2.

Description of the Special Warrants.

(a)

The Special Warrants will be issued pursuant to the provisions of the Special Warrant Certificates and shall be in such form and contain such items as approved by the Agents, the Company and their respective counsel. The material attributes and characteristics of the Special Warrants shall be substantially as described herein and shall be issued as set forth in the Special Warrant Certificates. In the event of a conflict between the terms and conditions of the Special Warrants in this Agreement and the Special Warrant Certificates, the provisions of the Special Warrant Certificates shall govern.

(b)

Each Special Warrant shall be exercisable at any time and from time to time, without payment of any additional consideration and subject to adjustment in certain circumstances, into one Unit prior to the Automatic Exercise Date.  In the event that the holder of the Special Warrants has not exercised the Special Warrants prior to the Automatic Exercise Date, such Special Warrants shall be deemed to be exercised on the Automatic Exercise Date without any further action on the part of the holder.

(c)

In the event that the Clearance Date has not occurred by the Clearance Deadline, each Special Warrant will thereafter entitle the holder to receive, without payment of any further consideration, 1.1 Units (in lieu of 1 Unit).

(d)

The Special Warrants shall be issued by the Company in the names of the Purchasers or their nominees as directed by the Purchasers in the Subscription Agreements, or as may be directed by the Agents.

(e)

The Special Warrant Certificates shall, among other things, include provisions for the appropriate adjustment in the class, number and price of the Unit Shares and Warrants issued, upon exercise of the Special Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Common Shares, the payment of stock dividends and the amalgamation of the Company.

3.

Prospectus

(a)

The Company covenants and agrees to use its commercially reasonable efforts to, as soon as practicable following the date hereof and, in any event, within 30 days following the date hereof: (i) file a Preliminary Prospectus and obtain a Receipt in each of the Qualifying Provinces; (ii) resolve all comments received or deficiencies raised by the Commissions in respect of the Preliminary Prospectus as expeditiously as possible; and (iii) file the Prospectus and obtain a final Receipt in each of the Qualifying Provinces as soon as possible after such regulatory comments and deficiencies have been resolved and in no event later than 4:59 p.m. (Toronto time) on the Clearance Deadline.

(b)

The form and substance of the Preliminary Prospectus, the Prospectus and any Supplementary Material shall be satisfactory to the Company and its counsel and the Agents and their counsel, acting reasonably.

(c)

The Company shall permit the Agents and their counsel to participate in the preparation of the Preliminary Prospectus, the Prospectus and any Supplementary Material, to discuss the Company’s business with its corporate officials and auditors and to conduct such full and comprehensive review and investigation of the Company’s business, affairs, capital and operations as the Agents and their counsel reasonably consider to be necessary to establish a due diligence defence under Securities Laws to an action for misrepresentation or damages and to enable the Agents to responsibly execute the Agents’ certificate in the Preliminary Prospectus and Prospectus and any Supplementary Material. The Company also covenants to use its commercially reasonable efforts to secure the cooperation of the Company’s professional advisors (including its legal advisors and auditors) to participate in any due diligence conference calls required by the Agents, and the Company consents to the use and the disclosure of information obtained during the course of the due diligence investigation (including during the due diligence conference call) where such disclosure is required by law or required by the Agents to maintain a defence to any regulatory or other civil action.

(d)

The Prospectus shall contain a contractual right of rescission granted by the Company to the Purchasers for misrepresentations concerning the Company in the Prospectus.

(e)

Provided the Agents and their counsel, acting reasonably, are satisfied that the Preliminary Prospectus and the Prospectus contain full, true and plain disclosure of all material facts relating to the Company and the Special Warrants and the Unit Shares and Warrants issuable thereunder and provided the Company has delivered to the Agents the documents described in this Section to be delivered on the date of the Prospectus, the Agents shall duly execute the Agents’ certificate in the Prospectus.

(f)

The Company shall deliver to the Agents, within two Business Days after, as applicable, the issuance of the final Receipt and the execution of any Supplementary Material, without charge to the Agents, as many commercial copies of the Preliminary Prospectus, Prospectus and any Supplementary Material, as applicable, as the Agents may reasonably request for the purposes of delivering such documents to the Purchasers and for the purposes contemplated by Securities Laws, and such delivery shall constitute: (A) the consent of the Company for the Agents and other appropriately registered investment dealers to use such documents in connection with the distribution to the Purchasers or the distribution to the public, as the case may be, of the Unit Shares and Warrants underlying the Special Warrants, subject to the provisions of Securities Laws; and (B) a representation and warranty by the Company to the Agents that all information and statements (except information and statements relating solely to the Agents or a selling agent) contained in the Prospectus and any Supplementary Material, as applicable, are true and correct in all material respects at the time of delivery thereof and contain no misrepresentations (as defined in the Act) and constitute full, true and plain disclosure of all material facts relating to the Company and the Special Warrants and the Unit Shares and Warrants issuable thereunder,  as required by Securities Laws.

(g)

On the date of the Prospectus, the Company shall deliver the following documents to the Agents and their counsel, each of which shall be in a form and substance satisfactory to the Agents and their counsel:

(i)

a comfort letter dated the date of the Prospectus from the auditors of the Company, addressed to the Agents and to the board of directors of the Company, in form and substance reasonably satisfactory to the Agents, relating to the verification of the financial information and accounting data and other numerical data of a financial nature contained in the Prospectus and matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus to a date not more than two business days prior to the date of such letter; and

(ii)

any other certificates, comfort letters or opinions in connection with any matter related to the Prospectus which are reasonably requested by the Agents or their counsel.

(h)

The Company recognizes that it is fundamental to the Purchasers that the distribution of the Unit Shares and Warrants issuable upon exercise of the Special Warrants be qualified in the Qualifying Provinces under the Prospectus so that the Unit Shares, Warrants and Warrant Shares will be tradable in the Qualifying Provinces without the necessity of the holder thereof filing a prospectus or relying on an exemption from prospectus requirements under applicable Securities Laws or subject to any statutory or resale restrictions in such Qualifying Provinces under applicable Securities Laws. The Company acknowledges that it is for this reason that the Company has agreed to use its commercially reasonable efforts to ensure that the Prospectus is to be filed with the Commissions in Canada within the time periods contemplated by this Agreement.

4.

Registration Statement Matters

(a)

The Company covenants and agrees to use its commercially reasonable efforts to, as soon as practicable following the date hereof and, in any event, within 30 days following the date hereof: (i) prepare and file with the SEC the Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such other appropriate form of registration statement as is then available) to effect a registration covering the resale of the Registrable Securities in an amount at least equal to the aggregate of the Registrable Securities; (ii) settle any comments of the SEC as soon as possible thereafter; and (iii) file and have declared effective a final Registration Statement.  The Registration Statement also shall cover, to the extent allowable under the U.S. Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of common stock of the Company resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall use its commercially reasonable efforts to have the final Registration Statement declared effective by the SEC as soon as practicable and, in any event, no later than 4:59 p.m. (Toronto time) on the Clearance Deadline, provided that if the Clearance Date has not occurred prior to the Clearance Deadline, the Company shall continue to use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable following the Clearance Deadline;

(b)

Prior to the filing of the Registration Statement (and each amendment or supplement thereto) the Company will allow the Agents to review and comment on the Registration Statement (and each amendment or supplement thereto), and will allow the Agents to conduct all due diligence which they may reasonably require to conduct in order to fulfil their obligations as Agents;

(c)

All the information and statements to be contained in the Registration Statement (and each amendment or supplement thereto), will, at the respective dates of filing thereof, disclose all material facts relating to the Company and the Registrable Securities and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that this representation is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agent specifically for use therein);

(d)

Neither the Registration Statement nor any amendment or supplement thereto will contain a misrepresentation (provided that this representation is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agents specifically for use therein);

(e)

The Registration Statement (and each amendment or supplement thereto), will comply in all material respects with the applicable requirements of the securities laws of the United States;

(f)

The Company recognizes that it is fundamental to the Purchasers that the resale of the Registrable Securities be registered in the United States under the Registration Statement so that the Registrable Securities will be tradable in the United States without the necessity of the holder thereof filing a prospectus or effecting the trade in a manner which falls within one of the various private placement exemptions or exemptions from registration under applicable securities legislation or subject to any statutory or regulatory hold periods or trade restrictions in the United States (provided such trade is not by an “affiliate” as defined in Rule 144). The Company acknowledges that it is for this reason that the Company has agreed to use its commercially reasonable efforts to ensure that the Registration Statement is to be filed with the SEC in the United States within the time periods contemplated by this Agreement.

5.

Delivery of Registration Statement

The filing of the Registration Statement (or any amendment or supplement thereto) with the SEC shall constitute the representation and warranty of the Company to the Agent that, at the time of such delivery or filing, as the case may be:

(i)

such documents contain disclosure of all material facts relating to the Company and the Common Shares and Registrable Securities, and no material facts have been omitted therefrom which are necessary to make the statements therein not misleading in light of the circumstances in which they are made;

(ii)

such documents contain no misrepresentations; and

(iii)

such documents comply in all material respects with the Securities Laws in the United States;

provided, however, that the foregoing representations and warranties will not apply with respect to information and statements contained in the Registration Statement or misrepresentations with respect thereto or omissions therefrom which relate solely to the Agents or information provided by the Agents.

6.

(a)

Covenants.   The Company hereby covenants to the Agents and to the Purchasers and their permitted assigns, and acknowledges that each of them is relying on such covenants, that the Company shall:

(i)

allow the Agents and their representatives the opportunity to conduct all due diligence which the Agents may require to be conducted prior to and until the later of: (i) the Closing Time, (ii) the date of the Prospectus, and (iii) the date of the Registration Statement in order to fulfil their obligations as Agents under Securities Laws;

(ii)

make application with the AMF for exemptive relief from the French translation requirements in respect of the Preliminary Prospectus and the Prospectus and all documents incorporated by reference therein, and if such exemption is not available, shall have the Preliminary Prospectus and the Prospectus and all documents incorporated by reference therein translated as required and a translation opinion obtained and provided to the Agents in respect thereof;

(iii)

duly execute and deliver the Transaction Documents (as applicable) at the Closing Time, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Company;

(iv)

use its commercially reasonable efforts to fulfil or cause to be fulfilled, at or prior to the Closing Dates, each of the conditions set out in Section 10;

(v)

ensure that all legal requirements have been fulfilled to permit the creation, issuance, offering and sale of the Special Warrants and ensure that their attributes correspond in all material respects to the description thereof set forth in this Agreement, the Special Warrant Certificates and the Subscription Agreements;

(vi)

ensure that the Unit Shares and Warrants shall be duly and validly created, authorized and reserved for issuance upon the due exercise of the Special Warrants and upon such due exercise shall have the respective attributes corresponding in all material respects to the description thereof set forth in this Agreement, the Subscription Agreements and the Warrant Certificates (as applicable) and the Unit Shares upon issuance shall be duly and validly issued as fully paid and non-assessable securities in the capital of the Company free of any pre-emptive rights upon the payment therefor;

(vii)

ensure that at all times prior to the expiry of the Warrants, a sufficient number of Warrant Shares are allotted and reserved for issuance and upon the exercise of the Warrants, shall be duly and validly issued as fully paid and non-assessable securities of the Company;

(viii)

ensure that the Broker Shares shall, upon issuance, be duly and validly issued as fully paid and non-assessable securities in the capital of the Company;

(ix)

ensure that the Compensation Options shall be duly and validly created, authorized and issued and shall have the attributes corresponding in all material respects to the description thereof in this Agreement and the Compensation Option Certificate;

(x)

ensure that at all times prior to the expiry of the Compensation Option, a sufficient number of Compensation Option Shares are allotted and reserved for issuance upon the due exercise of the Compensation Option and upon such due exercise, shall be duly issued as fully paid and non-assessable securities in the capital of the Company;

(xi)

use its commercially reasonable efforts to arrange for the Clearance Date to occur promptly following the date hereof and in any event prior to the Clearance Deadline, provided that if the Clearance Date has not occurred by the Clearance Deadline, the Company shall continue to use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable following the Clearance Deadline;

(xii)

obtain all necessary regulatory consents from the TSXV to effect the Offering on such terms as are mutually acceptable to the Agents and the Company, including but not limited to obtaining the conditional approval to effect the listing of the Unit Shares, Warrant Shares, Compensation Option Shares and Broker Shares on the TSXV prior to the Closing Dates;

(xiii)

not, for a period of 18 months following the Closing Dates, take any action which would be reasonably expected to result in the delisting or suspension of its Common Shares on the TSXV or from any other securities exchange, market or trading or quotation facility on which its Common Shares become listed or quoted (including the Toronto Stock Exchange) and the Company shall comply, in all material respects, with the rules and regulations thereof;

(xiv)

execute and file with the Securities Regulators all forms, notices and certificates required to be filed pursuant to the Securities Laws in the time required by the applicable Securities Laws, including, not later than 15 days after each Closing Date, file a notice on Form D under the U.S. Securities Act; to otherwise comply with the requirements of Rule 503 under the U.S. Securities Act; and to furnish promptly to the Agents evidence of each such required timely filing (including a copy thereof);

(xv)

not, for a period of 18 months from the last of the Closing Dates affect or become a party to any “inversion” transaction or any other transaction that would have the effect of, or result in: (i) the Company or any successor or resulting entity of the Company continuing into, or becoming organized under, the laws of Canada or any Canadian province or territory, or (ii) the Company becoming a subsidiary owned, either directly or indirectly, by any entity incorporated or otherwise existing pursuant to the laws of Canada or any Canadian province or territory, without the written consent of Paradigm;

(xvi)

not to be or become, at any time prior to the expiration of two years after the Closing Time, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(xvii)

comply with the U.S. Securities Act so as to permit the completion of the distribution of the Special Warrants as contemplated hereby and in the Transaction Documents.;

(xviii)

not register any transfer of the securities issued pursuant to the terms of this Agreement unless such transfer is made (i) in accordance with the provisions of Regulation S under the U.S. Securities Act, (ii) pursuant to registration under the U.S. Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the U.S. Securities Act; and

(xix)

except for the sale of common shares and common share purchase warrants being offered to certain existing securityholders of the Company in the United States concurrently with the transactions contemplated by this Agreement (the “U.S. Offering”) not issue, offer, sell, contract to sell, announce the intention or otherwise dispose of any Common Shares or financial instruments convertible or exercisable into Common Shares, until the date which is 90 days following the Clearance Date, without the prior written consent of Paradigm, on behalf of the Agents, such consent not to be unreasonably withheld, except in conjunction with: (A) securities issued pursuant to the Offering and the exercise of the Special Warrants, Warrants and the Compensation Options; (B) the grant or exercise of stock options and other similar issuances pursuant to the existing share incentive plan of the Company and other existing share compensation arrangements; (C) outstanding convertible securities at the Closing Dates; (D) the acquisition by the Company of any intellectual property rights or licenses, interests or other assets; (E) pursuant to project finance requirements; and (F) any obligations to issue securities existing at the date hereof, which have been disclosed to the Agents or referred to in the Company’s filings on SEDAR and EDGAR;

(xx)

use its commercially reasonable efforts to cause its directors and executive officers and their respective associates to execute and deliver “lock-up” agreements in favour of the Agents in which they covenant and agree not to, directly or indirectly, offer, sell, contract to sell, lend, swap or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to do any of the foregoing, any Common Shares or other securities of the Company held by them, directly or indirectly, for a period of 90 days following the Clearance Date unless: (i) they first obtain the prior written consent of Paradigm, such consent not to be unreasonably withheld, or (ii) there occurs a take-over bid or similar transaction involving a change of control of the Company;

(xxi)

grant to Paradigm, the right of first refusal (but not the obligation), to participate in any further brokered offerings (whether private or public, or whether conducted in Canada or worldwide) of equity or other securities of the Company convertible into, or exercisable or exchangeable for, Common Shares or other equity securities of the Company (a “Subsequent Financing”) with a minimum participation of 60% of the syndicate for a period of 12 months following the last of the Closing Dates. In the event the Company receives a specific offer in connection with a Subsequent Financing during such 12 month period following the last of the Closing Dates, the Company hereby covenants to immediately advise Paradigm of the terms and conditions of the Subsequent Financing.  The rights of Paradigm referred to in this section 6(a)(xxi) must be exercised within three Business Days of receipt by Paradigm of written notification from the Company of a Subsequent Offering.  If Paradigm does not exercise such rights to participate on the same terms and conditions as contemplated in the Subsequent Financing, the Company may retain a third party to provide such services, but not on more favourable terms than those which were offered to Paradigm.  Any more favourable terms must first be offered to Paradigm before being offered to a third party.   Further, if the Company engages Paradigm pursuant to the provisions described in this section 6(a)(xxiii), or if Paradigm is required to execute any documents relating to an offering, the Company and Paradigm, as the case may be, shall enter into one or more agreements with respect to such events in a form satisfactory to the parties, acting reasonably.

(b)

The Agents hereby covenant and agree to conduct their activities in connection with the sale of the Special Warrants in compliance with all applicable laws, including but not limited to Regulation S and to obtain from each Purchaser a completed and executed Subscription Agreement (including all certifications, forms and other documentation contemplated thereby or as may be required by applicable Securities Regulators) in a form acceptable to the Company and the Agents relating to the Offering.

7.

Material Changes During Offering.  The Company will promptly notify the Agents in writing from the date hereof until the Clearance Date:

(a)

if the Company becomes aware of any material fact not previously disclosed, any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change of fact relating solely to the Agents) or any event or development involving a prospective material change or change in a material fact in any or all of the business of the Company and its subsidiaries, taken as a whole, or any other change which is of such a nature as to result in, or could result in, the Disclosure Documents, the Preliminary Prospectus, Prospectus or the Registration Statement (and any amendment or supplement thereto) containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or which could render any of the foregoing not in compliance with any Securities Laws;

(b)

with full particulars of any such actual, anticipated, contemplated, threatened or prospective change of which it becomes aware referred to in the first preceding paragraph and the Company will, to the reasonable satisfaction of the Agents, issue or file, as applicable, promptly and, in any event, within all applicable time limitation periods with the Securities Regulators, in the case of a material change, a new or amended Preliminary Prospectus, Prospectus and/or Registration Statement, as the case may be, or press release, material change report or Current Report on Form 8-K as may be required under Securities Laws and shall comply with all other applicable filing and other requirements under the Securities Laws including, without limitation, any requirements necessary to register with the SEC or qualify the issuance and distribution of the Unit Shares, Warrants, Warrant Shares, Compensation Options, Compensation Option Shares and Broker Shares, as the case may be;

(c)

will in good faith discuss with the Agents as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact described in paragraphs (a) and (b) above;

(d)

if during the period of distribution of the Special Warrants or during the time that the Preliminary Prospectus, Prospectus and/or Registration Statement, as the case may be, is outstanding, there shall be any change in Securities Laws or other applicable securities laws which in the opinion of counsel to the Company or counsel to the Agents requires the filing of an amendment to the Preliminary Prospectus, Prospectus and/or Registration Statement, as the case may be.

8.

(a)

Representations and Warranties of the Company. The Company represents and warrants to the Agents and to the Purchasers, and acknowledges that each of them is relying upon such representations and warranties, that:

(i)

the Company and the Material Subsidiaries (as hereinafter defined) have been duly incorporated and are in good standing under the laws of their respective jurisdictions, and are current and up-to-date with all filings required to be made by them in such jurisdiction, have all requisite corporate power and authority and are duly qualified and possess all certificates, authorizations, permits and licences issued by the appropriate provincial, municipal, federal regulatory agencies or bodies necessary (and has not received or is aware of any modification or revocation to such licences, authorizations, certificates or permits) to carry on its business as now conducted and to own its properties and assets and the Company and the Material Subsidiaries have all requisite corporate power and authority to carry out their respective obligations under the Transaction Documents, as applicable;

(ii)

other than as set out in the Disclosure Documents, the Company has no subsidiaries other than as listed below (the “Material Subsidiaries”) and the Company beneficially owns, directly or indirectly, the percentage indicated below of the issued and outstanding shares in the capital of the Material Subsidiaries free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Company of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Material Subsidiaries or any other security convertible into or exchangeable for any such shares:

Name	Jurisdiction of Incorporation or Continuance	Beneficial Equity/Voting Ownership
IntelGenx Corp.	Canada	100%
6544631 Canada Inc.(1)	Canada	100%

Note:

(1)

Provided an aggregate of 10,771,000 special shares of 6544631 Canada Inc., which are exchangeable for common shares of the Company are held by Horst Zerbe, Ingrid Zerbe and Joel Cohen.

(iii)

all consents, approvals, permits, authorizations or filings as may be required for the execution and delivery of the Transaction Documents, the issuance and sale of the Special Warrants, the creation and issuance of the Unit Shares and Warrants upon the exercise of the Special Warrants, the creation and issuance of the Compensation Options and the issuance of the Compensation Option Shares upon the exercise thereof and the issuance of the Broker Shares are all in compliance with this Agreement, and the consummation of the transactions contemplated in this Agreement, have been made or obtained, as applicable, except for the filing of the notification on Form D with the SEC required to be made within 15 days of Closing;

(iv)

each of the execution and delivery of the Transaction Documents, the performance by the Company of its obligations hereunder or thereunder, the issuance and sale of the Special Warrants, the creation and issuance of the Unit Shares and Warrants upon the exercise of the Special Warrants, the creation and issuance of the Compensation Options and the issuance of the Compensation Option Shares upon the exercise thereof and the issuance of the Broker Shares, and the consummation of the transactions contemplated in this Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company including, without limitation, Securities Laws or other applicable securities laws; (B) the constating documents, articles or resolutions of the Company which are in effect at the date hereof; (C) any Debt Instruments, Material Agreement, mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound; or (D) any judgment, decree order, statute, rule, law or regulation binding the Company or the property or assets of the Company;

(v)

the Disclosure Documents, when they were or are filed with the applicable Commissions and with the SEC, conformed or will conform in all material respects to the applicable requirements of applicable Securities Laws, the Exchange Act and the applicable rules and regulations of the SEC thereunder and when read together did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi)

the audited financial statements of the Company as at and for the year ended December 31, 2008 and unaudited interim financial statements as at and for the three month period ended March 31, 2009 (collectively, the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles in the United States, as applicable, and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Company as at such dates and results of operations of the Company for the periods then ended and there has been no material change in accounting policies or practices of the Company or the Material Subsidiaries since December 31, 2008. All disclosures in the Disclosure Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects to U.S. securities laws, to the extent applicable;

(vii)

there has been no adverse material change to the Company or the Material Subsidiaries (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or shareholders' equity of the Company or the Material Subsidiaries since December 31, 2008, which has not been generally disclosed to the public and, in all material respects, the business of the Company and the Material Subsidiaries have been carried on in the usual and ordinary course consistent with past practice since December 31, 2008;

(viii)

there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or its Material Subsidiaries with unconsolidated entities or other persons;

(ix)

all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers' compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable or required to be collected or withheld and remitted, by the Company and the Material Subsidiaries have been paid, collected or withheld and remitted, as applicable. All tax returns, declarations, remittances and filings required to be filed by the Company and the Material Subsidiaries have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of the Company, no examination of any tax return of the Company or the Material Subsidiaries is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Company and the Material Subsidiaries. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Company and the Material Subsidiaries;

(x)

the Company’s Auditors who audited the Financial Statements of the Company and the Material Subsidiaries for the year ended December 31, 2008 and the year ended December 31, 2007 and who provided their audit report thereon are independent public accountants as required under applicable securities laws in Canada, the U.S. Securities Act and the Exchange Act;

(xi)

there has never been a “reportable event” (within the meaning of National Instrument 51-102) with the present or former auditors of the Company;

(xii)

except as set forth in Schedule 8(a)(xii) there is not, in its articles of incorporation, by-laws or in any Debt Instrument, Material Agreement, agreement, mortgage, note, debenture, indenture or other instrument or document to which the Company or the Material Subsidiaries is a party, any restriction upon or impediment to, the declaration or payment of dividends by the directors of the Company or the payment of dividends by the Company to the holders of its Common Shares;

(xiii)

except as set out in the Disclosure Documents, neither the Company nor any of its subsidiaries are a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company or the Material Subsidiaries to compete in any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or condition of the Company and the Material Subsidiaries taken as a whole;

(xiv)

each of the Company and the Material Subsidiaries owns, or has obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property as are sufficient to conduct its business, respectively. The Company has no knowledge that it will be unable to obtain any rights or licences to use all Intellectual Property necessary for the conduct of its business, including the commercialization of the Company's products and potential products. Except as set out in the Disclosure Documents respecting security held by the debentureholders set out therein, the Company has no knowledge of third parties who have rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company. To the knowledge of the Company: (i) there is no infringement by third parties of any Intellectual Property; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's, or the Material Subsidiaries' right in or to any Intellectual Property, and the Company is unaware of any facts which form a reasonable basis for any such claim; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any Intellectual Property, and the Company is unaware of any finding of unenforceability or invalidity of the Intellectual Property; (iv) there is no pending or threatened action, suit, proceeding or claim by others that the Company or the Material Subsidiaries infringes or otherwise violates (or would infringe or otherwise violate upon commercialization of the Company's or the Material Subsidiaries’ product or product candidates) any patent, trademark, copyright, trade secret or other Intellectual Property or proprietary rights of others; (v) there is no patent or patent application of which the Company is aware that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vi) there is no prior art of which the Company is aware that necessarily renders any patent application owned by the Company or the Material Subsidiaries unpatentable that has not been disclosed to the Canadian or United States Patent and Trademark Office;

(xv)

each of the current and former employees of the Company and the Material Subsidiaries, including for greater certainty each of the officers of the Company and the Material Subsidiaries having access to Intellectual Property, has entered into a proprietary rights agreement with their respective employer, being the Company or the Material Subsidiaries assigning to such employer any intellectual property rights in any developments, works, inventions or improvements produced or designed by such person during the term of and in the course of employment with the Company or the Material Subsidiaries as the case may be; which contains confidentiality, non-competition and non-disclosure covenants;

(xvi)

the Company and the Material Subsidiaries have conducted and are conducting their business in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which it holds assets or carries on business (including, without limitation, all applicable federal, provincial, municipal, local licensing or environmental anti-pollution laws, regulations and other lawful requirements of any Canadian, United States or foreign governmental or regulatory body including production and research and development permits and licenses) and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits;

(xvii)

the Company has continuously operated its business in compliance with all applicable laws regarding privacy.  The Company has operated its business in accordance with its privacy policies as in effect from time to time.  All information that the Company has obtained, including the provision information to third parties pursuant to a relationship or agreement with the Company, have been obtained and generated and transferred, respectively, in compliance with all applicable laws regarding privacy and the privacy policies of the Company except where such non-compliance does not and will not have a material adverse effect on the business of the Company;

(xviii)

the Company and the Material Subsidiaries are not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially affect the business of the Company or the Material Subsidiaries or the business or legal environment under which the Company or the Material Subsidiaries operate;

(xix)

each of the Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

(xx)

at the Closing Time, all necessary corporate action will have been taken by the Company to: (a) authorize the issuance of the Special Warrants; (b) allot, reserve and authorize the issuance of the Unit Shares as fully paid and non-assessable securities in the capital of the Company upon exercise of the Special Warrants; (c) validly create, allot and authorize the issuance of the Warrants upon exercise of the Special Warrants; (d) validly allot, reserve and authorize the issuance of the Warrant Shares upon the payment therefor as fully paid and non-assessable securities in the capital of the Company upon the exercise of the Warrants; (f) validly create, allot and authorize the issuance of the Compensation Option; (g) validly allot, reserve and authorize the issuance of the Compensation Option Shares as fully paid non-assessable securities in the capital of the Company upon the exercise of the Compensation Option; and (h) validly allot and authorize the issuance of the Broker Shares as fully paid non-assessable securities in the capital of the Company;

(xxi)

as of the close of business on July 10, 2009, the authorized capital of the Company consists of 100,000,000 Common Shares and 20,000,000 shares of preferred stock of which 20,881,074 Common Shares are issued and outstanding as fully paid and non-assessable and no shares of preferred stock have been issued;

(xxii)

other than as set out in Schedule A to this Agreement and in addition to securities issued in connection with the U.S. Offering, no holder of outstanding securities of the Company will be entitled to any pre-emptive or any similar rights to subscribe for any of the Common Shares or other securities of the Company and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Company are outstanding. Other than the holders of the Special Warrants and purchasers in the U.S. Offering, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the U.S. Securities Act;

(xxiii)

the currently issued and outstanding Common Shares are listed on the TSXV and no order ceasing or suspending trading in any securities of the Company or the trading of any of the Company's issued securities is currently outstanding and no proceedings for such purpose are, to the knowledge of the Company, pending or threatened;

(xxiv)

the Company is as at the date hereof, a “reporting issuer” in the Provinces of Ontario, British Columbia and Alberta and is a reporting company in the United States;

(xxv)

all information which has been prepared by the Company relating to the Company and the Material Subsidiaries and their respective business, property and liabilities and either publicly disclosed or provided to the Agents, including all financial, marketing, sales and operational information provided to the Agents did not and will not contain a misrepresentation or an untrue statement of a material fact;

(xxvi)

the Company and the Material Subsidiaries are not party to any agreement, nor is the Company or the Material Subsidiaries aware of any agreement, which in any manner affects the voting control of any of the securities of the Company or the Material Subsidiaries;

(xxvii)

other than the notification filing on Form D required to be filed with the SEC 15 days after the Closing Dates, all filings required to be made by the Company and the Material Subsidiaries pursuant to the Securities Laws and general corporate law applicable to them have been made and such filings were true and accurate as at the respective dates thereof and the Company has not filed any confidential material change reports;

(xxviii)

the Company and the Material Subsidiaries are in compliance with all laws respecting employment and employment practices, terms and conditions of employment, occupational health and safety, pay equity and wages; and there is not currently any labour disruption or conflict involving the Company or the Material Subsidiaries;

(xxix)

other than disclosed in the Disclosure Documents, the Company and the Material Subsidiaries do not have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm's length” (as such term is defined in the Income Tax Act (Canada)) with it;

(xxx)

the assets of the Company and the Material Subsidiaries and their respective business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and the Company and the Material Subsidiaries have not breached the terms of any policies in respect thereof or failed to promptly give any notice or present any material claim thereunder;

(xxxi)

other than the Agents and their representatives, there are no persons acting or purporting to act that are entitled to any brokerage or finder's fee payable by the Company in connection with the transactions contemplated by this Agreement;

(xxxii)

the Company and the Material Subsidiaries are in compliance in all respects with each license and permit held by it, if and where applicable, and is not in violation of, or in default under, the applicable statutes, ordinances, rules, regulations, orders or decrees (including, without limitation, “Environmental Laws” as defined below) of any Canadian governmental entities, regulatory agencies or bodies having, asserting or claiming jurisdiction over it or over any part of its operations or assets;

(xxxiii)

the Company and the Material Subsidiaries (i) are in compliance with any and all applicable federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in each jurisdiction in which they hold assets or conduct business; (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where non-compliance did not and will not result in a material adverse effect on the business of the Company and the Material Subsidiaries;

(xxxiv)

there are no known environmental audits, evaluations, assessments, studies or tests relating to the Company or any of the Material Subsidiaries except for ongoing assessments conducted by or on behalf of the Company in the ordinary course;

(xxxv)

there have been no past unresolved, and there are no pending or threatened claims, complaints, notices or requests for information received by the Company or the Material Subsidiaries with respect to any alleged violation of any Environmental Law; and no conditions exist at, on or under any property now or previously owned, operated or leased by the Company or the Material Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, individually or in the aggregate, has or may reasonably be expected to have, a material adverse effect with respect to the Company or the Material Subsidiaries;

(xxxvi)

except as set out in the Disclosure Documents, the Company and/or the Material Subsidiaries are not party to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument or other indebtedness;

(xxxvii)

other than the Company, there is no person that is or will be entitled to demand the proceeds of this Offering under the terms of any Debt Instrument, Material Agreement, mortgage, note, indenture, contract, instrument, lease agreement (written or unwritten) or otherwise;

(xxxviii)

the Company and the Material Subsidiaries are not, nor to the knowledge of the Company, any other person is not in default in the observance or performance of any term, covenant or obligation to be performed by it under any Debt Instrument, or Material Agreement, to which the Company is a party and no event has occurred which with notice or lapse of time or both would constitute such a default and all such contracts, agreements and arrangements are in good standing;

(xxxix)

the minute books and records of the Company and the Material Subsidiaries which have been made available to the Agents and their counsel in connection with its due diligence investigation of the Company and the Material Subsidiaries for the periods from its inception date to the date of examination thereof, are all of the minute books and material records of the Company and the Material Subsidiaries and contain copies of all material proceedings (or certified copies thereof) of the shareholders, the boards of directors and all committees of the boards of directors of the Company and the Material Subsidiaries to the date of review of such corporate records and minute books. There have been no other material meetings, resolutions or proceedings of the shareholders, boards of directors or any committees of the boards of directors of the Company and the Material Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other records or provided to the Agent and its counsel;

(xl)

with respect to each of the Leased Premises, the Company and/or the Material Subsidiaries occupy the Leased Premises, have the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company and the Material Subsidiaries occupy the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of the transactions described herein by the Company and the Material Subsidiaries, will not afford any of the parties to such leases or any other person the right to terminate such lease or the Company's or the Material Subsidiaries' right to occupy and use the Leased Premises or, result in any additional or more onerous obligations under such leases;

(xli)

except as set out in the Disclosure Documents, the Company or the Material Subsidiaries are the absolute legal and beneficial owner of, and have good and marketable title to, all of the material property or assets thereof, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than those described in the Disclosure Documents, and no other property rights are necessary for the conduct of the business of the Company or the Material Subsidiaries as currently conducted or contemplated to be conducted, the Company and the Material Subsidiaries know of no claim or basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights and except as disclosed in the Disclosure Documents, the Company and the Material Subsidiaries have no responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof;

(xlii)

except to the extent that it did not or will not have a material adverse effect on the  business of the Company or the Material Subsidiaries, any and all of the agreements and other documents and instruments pursuant to which the Company and the Material Subsidiaries hold their property and assets (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Company and the Material Subsidiaries are not in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and there has been no default under any lease, licence or claim pursuant to which the Company or the Material Subsidiaries derives an interest in such property or assets and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid. The interests of the Company or the Material Subsidiaries in, or rights of the Company or the Material Subsidiaries to earn an interest in, any property of the Company or the Material Subsidiaries are not subject to any right of first refusal or purchase or acquisition rights other than as described in the Disclosure Documents;

(xliii)

there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Company or the Material Subsidiaries, threatened against or affecting the Company or the Material Subsidiaries or their property or assets at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality;

(xliv)

there are no judgments against the Company or the Material Subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Company or the Material Subsidiaries are subject;

(xlv)

the Transfer Agent, has been duly appointed as transfer agent and registrar in respect of the Common Shares;

(xlvi)

no proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or the Material Subsidiaries;

(xlvii)

prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Special Warrants;

(xlviii)

the Company is subject to Section 13 or 15(d) of the Exchange Act;

(xlix)

the Company is not, and after giving effect to the offering and sale of the Special Warrants, will not be an “investment company”, or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(l)

assuming compliance with the terms of the Subscription Agreement, and this Agreement, neither the Company nor any person acting on its behalf has offered or sold the Special Warrants (or any securities issuable on conversion thereof) by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the U.S. Securities Act or, with respect to Special Warrants (or any such securities) sold outside the United States to non-U.S. persons (as defined in Rule 902 under the U.S. Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the U.S. Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the offering restriction requirements of Rule 902 under the U.S. Securities Act;

(li)

the Preliminary Prospectus, Prospectus and/or Registration Statement and any amendments or supplements thereto will not, and the Disclosure Documents did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents; and

(lii)

the Company and the Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that the information required to be disclosed by the Company under applicable securities laws, is (i) recorded, processed, summarized and reported within the time periods specified therein and (ii) accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.  Since December 31, 2008, there has been no changes in the Company’s internal controls over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal controls over financial reporting.

(b)

Representations, Warranties and Covenants of the Agents. The Agents hereby represent, warrant and covenant to the Company, and acknowledge that the Company is relying upon such representations and warranties, that:

(i)

in respect of the offer and sale of the Special Warrants, the Agents will comply with all Securities Laws of the jurisdictions in which it offers Special Warrants;

(ii)

the Agents will not solicit or procure subscriptions for Special Warrants so as to require the registration thereof or the filing of a prospectus with respect thereto under the laws of any jurisdictions;

(iii)

the Agents will obtain from each Purchaser a duly completed and executed Subscription Agreement in which the Purchaser certifies (unless the Purchaser is purchasing pursuant to the $150,000 minimum exemption in NI 45-106) that it is either: (A) a Canadian Accredited Investor; or (ii) otherwise subject to and in compliance with the securities laws and other applicable laws of the International Jurisdiction in which the Purchaser is purchasing the Special Warrants;

(iv)

the Agents and its representatives have not engaged in or authorized, and will not engage in or authorize, any form of general solicitation or general advertising in connection with or in respect of the Special Warrants in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or otherwise or conducted any seminar or meeting concerning the offer or sale of the Special Warrants whose attendees have been invited by any general solicitation or general advertising;

(v)

each of the Agents is not a U.S. Person as such term is defined in Rule 902 of Regulation S under the U.S. Securities Act;

(vi)

the Agents have offered the Special Warrants only to persons it reasonably believed were not U.S. Persons as such term is defined in Rule 902 of Regulation S under the U.S. Securities Act at the time of such offer and continues to so reasonably believe as of the date hereof;

(vii)

each of the Agents (and any selling group member who receives Compensation Options or Broker Shares) is an “accredited investor” as such term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions (“NI 45-106”) and is acquiring the Compensation Options and Broker Shares as principal; and

(viii)

Neither the Agents nor any selling group member has been created or used solely to purchase or hold securities as an “accredited investor” as such term is defined in NI 45-106.

9.

Closing Deliveries.  The purchase and sale of the Special Warrants shall be completed at the Closing Time at the offices of the Company's counsel, Borden Ladner Gervais LLP, Toronto, Ontario, or at such other place as the Agents and the Company may agree upon in writing.  At or prior to the Closing Time, the Company shall duly and validly deliver to the Agents certificates in definitive form representing the Special Warrants in the names of such Purchasers or as indicated on their respective Subscription Agreements, against payment to the Company of the aggregate Issue Price therefor, in lawful money of Canada.  The Agents may discharge its payment obligations under this section 9 by wire transfer from the Agents to the Company equal to the aggregate Issue Price for the Special Warrants less the Agent's Commission, including fees and expenses, as set out in sections 12 and 16 hereto.

10.

Closing Conditions. Each Purchaser's obligation to purchase the Special Warrants at the Closing Time shall be conditional upon the fulfilment at or before the Closing Time of the following conditions:

(a)

the Agents shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, or such other officers of the Company as the Agents may agree, certifying, without personal liability for and on behalf of the Company, to the best of their knowledge, information and belief, that:

(i)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Common Shares) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

(ii)

the Company has duly complied with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing Time; and

(iii)

there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and the Material Subsidiaries, whether or not arising in the ordinary course of business and the representations, warranties and covenants of the Company contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement;

(b)

the Agent shall have received at the Closing Time certificates dated the Closing Dates, signed by appropriate officers of the Company addressed to the Agent and their counsel, with respect to the articles and by-laws of the Company, all resolutions of the Company's board of directors relating to this Agreement and the transactions contemplated hereby and thereby, the incumbency and specimen signatures of signing officers, the articles and by-laws of the Company and such other matters as the Agent may reasonably request;

(c)

the Agent shall have received at the Closing Time, evidence of all requisite approvals, consents and acceptances of the appropriate regulatory authorities required to be made or obtained by the Company, including the conditional approval of the TSXV, in order to complete the Offering and effect the listing of the Unit Shares, Warrant Shares, Compensation Option Shares and Broker Shares;

(d)

each of the Transaction Documents, as applicable, shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Agents and their counsel, acting reasonably;

(e)

the Agents shall have received favourable legal opinions addressed to the Agents, and the Purchasers, in form and substance satisfactory to the Agents’ counsel acting reasonably, dated as of the date hereof, from Borden Ladner Gervais LLP and Hodgson Russ, LLP counsel for the Company and where appropriate, counsel in the other Selling Jurisdictions, which counsel in turn may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Company;

(f)

the Agents shall have received good standing certificates or similar certificates with respect to the jurisdictions in which the Company and the Material Subsidiaries are incorporated;

(g)

the Agents shall, in their sole discretion, be satisfied with their due diligence review with respect to the business, assets, financial condition, affairs and prospects of the Company;

(h)

the Agents shall have received duly executed “lock-up” agreements pursuant to section 6(a)(xx) hereof;

(i)

the Company will cause its Transfer Agent to deliver a certificate as to the number of issued and outstanding Common Shares; and

(j)

the Agents shall have received a favourable legal opinion addressed to the Agent, the Purchasers and the Agents’ counsel, as to (i) the incorporation and subsistence of the Material Subsidiaries; (ii) the corporate power and authority of the Material Subsidiaries to carry on its business as presently carried on and to own its assets and property; and (iii) as to the registered ownership of the issued and outstanding shares of the Material Subsidiaries.

11.

Rights of Termination

(a)

Due Diligence Out.  In the event that the due diligence investigations performed by the Agents and/or their representatives reveals any material information or fact not publicly disclosed which might, in the Agents’ sole opinion, acting reasonably, adversely affect the market price of the securities of the Company, quality of the investment or marketability of the Offering, the Agents shall be entitled, at their sole option and in accordance with subparagraph 11(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase the Special Warrants) by notice to that effect given to the Company any time prior to the Closing Time.

(b)

Litigation.   If any inquiry, action, suit, investigation or proceeding, whether formal or informal, (including matters of regulatory transgression or unlawful conduct and including any inquiry or investigation by any Securities Regulator) is commenced, announced or threatened in relation to the Company or any of the officers or directors of the Company or any of its principal security holders, the Agents shall be entitled, at their sole option and in accordance with subparagraph 11(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Special Warrants) by notice to that effect given to the Company any time prior to the Closing Time.

(c)

Disaster Out. In the event that prior to the Closing Time, there should develop, occur or come into effect any action, state, or condition, including, without limitation, terrorism, accident, a new or change in any governmental law or regulation, or other condition or major financial occurrence of national or international consequence, which, in the sole opinion of the Agents materially adversely affects, or may adversely affect, the financial markets generally or the business, operations, affairs or profitability of the Company, or the trading, market price or value of the securities of the Company, the Agents shall be entitled at their sole option, in accordance with subparagraph 11(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase the Special Warrants) by written notice to that effect given to the Company prior to the Closing Time.

(d)

Change in Material Fact. In the event that prior to the Closing Time, the Agents or the Agents’ representatives, through their due diligence investigations, or otherwise discover or there should occur a material change or a change in any material fact or new material fact shall arise, which, in the sole opinion of the Agents has or could be expected to have a significant adverse effect on the market price or value of the securities of the Company, the Agents shall be entitled, at their sole option, in accordance with subparagraph 11(h), to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase the Special Warrants) by written notice to that effect given to the Company prior to the Closing Time.

(e)

Non-Compliance with Conditions. The Company agrees that all terms, conditions and covenants in this Agreement shall be construed as conditions and complied with so far as the same relate to acts to be performed or caused to be performed by the Company and that it will use its commercially reasonable efforts to cause such conditions to be complied with, and any breach or failure by the Company to comply with any of such conditions or in the event that any representation or warranty given by the Company becomes false and is not rectified as at the Closing Time, shall entitle the Agents, at their sole option in accordance with subparagraph 11(h), to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase the Special Warrants) by notice to that effect given to the Company at or prior to the Closing Time. The Agents may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agents only if the same is in writing and signed by it.

(f)

Cease Trade Order.  In the event that a cease trade order exists with respect to the securities of the Company, the Agents shall be entitled, at their sole option, in accordance with subparagraph 11(h) of this Agreement, to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase the Special Warrants) by written notice to that effect given to the Company prior to the Closing Time.

(g)

Profitably Marketed.    In the event that prior to the Closing Time, the state of the Canadian, U.S. or international financial markets is such that, in the sole opinion of the Agents, the Special Warrants cannot be profitably marketed, the Agents shall be entitled at their sole option, in accordance with subparagraph 11(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Special Warrants) by written notice to that effect given to the Company prior to the Closing Time.

(h)

Exercise of Termination Rights. The rights of termination contained in subparagraphs 11(a), (b), (c), (d), (e), (f) and (g) may be exercised by the Agents and are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination by the Agents, there shall be no further liability on the part of the Agents to the Company or on the part of the Company to the Agents except in respect of any liability which may have arisen or may arise after such termination in respect of acts or omissions prior to such termination under sections 12 and 14.

12.

Expenses.   Whether or not the sale of the Special Warrants shall be completed, the Company will pay all reasonable expenses and fees actually incurred in connection with the Offering, including,  all reasonable expenses of or incidental to the issue, sale or distribution of the Special Warrants; the reasonable fees and expenses of the Company's counsel, accountants and technical experts; all reasonable costs incurred in connection with the preparation of documents relating to the Offering, the Preliminary Prospectus, the Prospectus and the Registration Statement (including printing and delivery costs associated therewith); all costs associated with listing the securities of the Company on the TSXV; and all reasonable expenses and fees incurred by the Agents, which shall include the reasonable fees and disbursements of the Agent's counsel (to a maximum of $90,000 excluding taxes and disbursements). All reasonable fees and expenses incurred by the Agents or on their behalf including the fees of the Agents’ counsel shall be payable by the Company immediately upon the earlier of (i) Closing and (ii) in the event that the Offering does not proceed, receiving an invoice therefor.

13.

Survival of Representations and Warranties. All terms, warranties, representations, covenants and agreements of the Company herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Special Warrants and continue in full force and effect for the benefit of the Agents and Purchasers for a period of 2 years following the date hereof and shall not be limited or prejudiced by any investigation made by or on behalf of the Agents in connection with the purchase and sale of the Special Warrants.

14.

(a)

Indemnity. The Company hereby agrees to indemnify and hold the Agents and/or any of their affiliates, directors, officers, employees, agents, advisors, shareholders and each other person, if any, controlling the Agents or any of their affiliates (hereinafter referred to as the “Personnel”) harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agents or any of their Personnel, to which the Agents and/or their Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions relate to, are caused by, result from, arise out of or are based, directly or indirectly, upon the performance of services rendered to the Company by the Agent and their Personnel hereunder or otherwise in connection with the matters referred to in this Agreement, including any loss, claim, damage and expense arising out of any untrue statement of a material fact contained in the Prospectus and/or Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i)

the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, wilful misconduct or fraud of the Agents or their Personnel in the course of their performance under this Agreement; or

(ii)

the loss or expense was caused solely as a result of information or statements provided in writing by the Agents to the Company for use in the Prospectus and/or Registration Statement.

The Company also agrees that the Agents and their Personnel shall not have any liability (either direct or indirect, in contract or tort or otherwise) to the Company or any person asserting claims on the Company’s behalf or in right for or in connection with this Agreement, except to the extent that any expenses, losses, claims, actions, costs, damages or liabilities incurred by the Company are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the negligence or wilful misconduct of the Agents and/or their Personnel.

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Agents or their Personnel or insufficient to hold them harmless, then the Company shall contribute to the amount paid or payable by the Agents as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Agents on the other hand but also the relative fault of the Company and the Agents, as well as any relevant equitable considerations; provided that the Company shall, in any event, contribute to the amount paid or payable by the Agents or any Personnel as a result of such expense, loss, claim, damage or liability, in excess of such amount over the amount of the fees received by the Agents hereunder pursuant to this Agreement.

The Company agrees that in case any legal proceeding shall be brought against the Company and/or the Agents or any Personnel by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, and shall investigate the Company and/or the Agents or any Personnel and the Agents or any Personnel shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Company by the Agents and or any Personnel, the Agents and any Personnel shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agents for time spent by its Personnel at their normal per diem rates in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Company as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against the Agents or any of its Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, the Agents will notify the Company in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Company, will keep the Company advised of the progress thereof and will discuss with the Company all significant actions proposed. The omission to so notify the Company shall not relieve the Company of any liability which the Company may have to the Agents except only to the extent that any such delay in giving or failure to give notice as herein required materially prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Company would otherwise have under this indemnity had the Agents not so delayed in giving or failed to give the notice required hereunder.

The Company shall be entitled, and shall have 30 days after receipt of notice, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. Upon the Company notifying the Agents in writing of its election to assume the defence and retaining counsel, the Company shall not be liable to the Agents or any Personnel for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Company, the Company throughout the course thereof will provide copies of all relevant documentation to the Agents, will keep the Agents advised of the progress thereof and will discuss with the Agents all significant actions proposed.

Notwithstanding the foregoing paragraph, the Agents or any Personnel shall have the right, at the Company's expense, to employ counsel of the Agents’ choice, in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Company; or (ii) the Company has not assumed the defence and employed counsel therefor within 30 days after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Company or the Agents have advised the indemnified party that representation of both parties by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Agents which are different from or in addition to those available to the Company (in which event and to that extent, the Company shall not have the right to assume or direct the defence on the Agents’ behalf) or that there is a conflict of interest between the Company and the Agents or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events, the Company shall not have the right to assume or direct the defence on the Agents’ or any of the Personnel’s behalf).

No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Agents or Personnel affected, such consent not to be unreasonably withheld. No admission of liability shall be made and the Company shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent, such consent not to be unreasonably withheld.

The indemnity and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agents and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Agents and any of the Personnel of the Agents. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given hereunder.

(b)

Right of Indemnity in Favour of Others. With respect to any party who may be indemnified by section 14(a) above and is not a party to this Agreement, the Agents shall obtain and hold the rights and benefits of this section 14 in trust for and on behalf of such indemnified party.

15.

Advertisements.  The Company acknowledges that the Agents shall have the right, subject to clauses 1(a) and (c) of this Agreement, at its own expense, to place such advertisement or advertisements relating to the sale of the Special Warrants contemplated herein as the Agents may consider desirable or appropriate and as may be permitted by applicable law. The Company and the Agents each agree not to make or publish any advertisement in any media whatsoever relating to, or otherwise publicise, the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of Securities Laws in any of the Selling Jurisdictions or any other jurisdiction in which the Special Warrants shall be offered or sold being unavailable in respect of the sale of the Special Warrants to prospective purchasers.

16.

Commission.   In consideration of the services to be rendered by the Agents in connection with the Offering, the Company shall pay to the Agents a cash commission equal to 8.0% of the aggregate gross proceeds of the Offering (the “Agent’s Commission”) and the Agents’ expenses as set forth in section 12. The Company will also issue to the Agents: (i), that number of compensation options (collectively, the “Compensation Options”) that is equal to 8.0% of the aggregate number of Special Warrants sold pursuant to the Offering, each Compensation Option entitling the holder thereof to acquire one share of common stock in the capital of the Company (the “Compensation Option Shares”) at a price of US$0.80 per share for a period of 36 months following the date hereof; and (ii) that number of shares of common stock in the capital of the Company (the “Broker Shares”) that is equal to 4.0% of the aggregate number of Special Warrants sold pursuant to the Offering.  The Commission will be paid, and the Compensation Options and Broker Shares will be issued, to the Agents on the Closing Dates.

17.

Notices. Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(a)

in the case of the Company, to:

IntelGenx Technologies Corp.
6425 Abrams
Ville St-Laurent, Quebec
H4S 1X9

Attention:

Horst G. Zerbe
Fax:

(514) 331-0346

with a copy to:

Borden Ladner Gervais LLP
Scotia Plaza
40 King Street West
Toronto, Ontario,
M5H 3Y4

Attention:

Manoj Pundit
Fax:

(416) 682-2842

in the case of the Agents (on behalf of the Agents) at:

Paradigm Capital Inc.
95 Wellington Street West
Suite 2101
Toronto, Ontario M5J 2N7

Attention:

Tony Pullen
Fax:

(416) 361-0679

with a copy to:

Cassels Brock & Blackwell LLP
2100 Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3C2

Attention:

Jay Goldman
Fax:

(416) 644-9337

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

18.

Time of the Essence. Time shall, in all respects, be of the essence hereof.

19.

Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

20.

Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

21.

Entire Agreement; No Advisory or Fiduciary Relationship.

(a)

This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement may be amended or modified in any respect by written instrument only.    All schedules attached to this Agreement are deemed to be part hereof and are hereby incorporated by reference.

(b)

The Company acknowledges and agrees that (i) the offer of Special Warrants pursuant to this Agreement, including the determination of the offering price of the Special Warrants and any related commissions, is an “arm's length” commercial transaction between the Company and the Agents, (ii) in connection with the Offering contemplated hereby and the process leading to such transaction the Agents are and have been acting solely as principals and are not the agents or fiduciaries of the Company, or its shareholders, creditors, employees or any other party, (iii) the Agents have not assumed or will assume an advisory or fiduciary responsibility in favour of the Company with respect to the Offering contemplated hereby and the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Company on other matters) and the Agents have no obligation to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth herein, (iv) the Agents and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

22.

Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

23.

Governing Law; Attornment to Ontario. This Agreement shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Agency Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

24.

Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Agents and the Purchasers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein, or in the Subscription Agreements, this Agreement shall not be assignable by any party without the written consent of the others.

25.

Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

26.

Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

27.

Language.    The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressément demandé que la présente Convention ainsi que tout avis, tout état de compte et tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

28.

Counterparts and Facsimile. This Agreement may be executed in any number of counterparts and by facsimile, each of which so executed shall constitute an original and all of which taken together shall form one and the same agreement.

If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this letter where indicated below and delivering the same to the Agent.

Yours very truly,

PARADIGM CAPITAL INC.

Per:       /s/ Tony Pullen

Authorized Signing Officer

BOLDER INVESTMENT PARTNERS, LTD.

Per:      /s/ Paul Woodward

Authorized Signing Officer

UNION SECURITIES LTD.

Per:       /s/ Jovan Stupar

Authorized Signing Officer

The foregoing is hereby accepted on the terms and conditions therein set forth.

DATED as of July 13, 2009.

INTELGENX TECHNOLOGIES CORP.

Per:      /s/ Horst Zerbe

Authorized Signing Officer

SCHEDULE A

OUTSTANDING CONVERTIBLE SECURITIES

Set aside for issuance as of July 10, 2009
	Number of Securities		Exercise Price	Expiry Date
Warrants (March 2008)	4,001,000	@	U.S.$1.02	May 2011
Warrants Debenture Financing (May 2007)	2,142,857	@	U.S.$ 0.80	May 2012
Convertible Debentures (May 2007)	1,757,487			September 22, 2009
Stock Options (less conversions)	1,851,429
Agent Warrants, Carter Securities (May 2007)	214,286	@	U.S.0.80	May 22, 2011
Agent Options, Paradigm (March 2008)	320,080 (1)	@	U.S. $0.70	March 27, 2010

Total unconverted/unexercised securities	10,607,219

(1)  The Agent Options are each exercisable for one common share and one common share purchase warrant.  Each warrant is exercisable for one common share at an exercise price of U.S.$1.02 until March 27, 2010.

SCHEDULE 8(a)(xii)

The Company’s currently outstanding 8% Senior Secured Convertible Debenutres due September 22, 2009 (the “Debentures”), prohibit the payment of dividends in cash or distributions on any equity securities of the Company as long as any portion of the Debenture remains outstanding, unless the holders of at least 67% in principal amount of the then outstanding Debentures shall have otherwise given prior written consent.